EXHIBIT 10.18

EXECUTION COPY

GUARANTY AND SECURITY AGREEMENT

     This GUARANTY AND SECURITY AGREEMENT (this “Agreement”) is made as of January 9, 2003 by and between PARTY CITY MICHIGAN, INC., a Delaware corporation (the “Guarantor”), and WELLS FARGO RETAIL FINANCE, LLC, as the arranger, collateral agent and administrative agent for the Lender Group and any other holder of Obligations under the Loan Agreement referred to below (in such capacity, the “Agent or the “Secured Party”).

INTRODUCTION:

     Concurrently with the execution and delivery hereof, Party City Corporation, a Delaware corporation (the “Borrower”), is entering into a Loan and Security Agreement dated as of the date hereof (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Loan Agreement”) with the Agent and the financial institutions from time to time party thereto as lenders (the “Lenders”) pursuant to which the Agent and the Lenders have agreed, subject to the terms and conditions set forth therein, to make certain revolving credit loans and to provide other financial accommodations to the Borrower (collectively, the “Loans”).

     The Borrower is the sole stockholder and owns all of the issued and outstanding Stock of the Guarantor.

     The obligations of the Agent and the Lenders to enter into the Loan Agreement, and the obligations of the Agent and the Lenders to make the Loans, are subject to the condition, among others, that the Guarantor executes and delivers this Agreement.

     As the wholly-owned subsidiary of the Borrower, the Guarantor will derive substantial direct and indirect benefits from the revolving advances and other financial accommodations provided to the Borrower under the Loan Agreement.

     NOW, THEREFORE, in consideration of the willingness of the Lenders to make the Loans to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Guarantor, the Guarantor hereby agrees as follows:

ARTICLE I
DEFINITIONS

     1.1.     Loan Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Agreement, including its preamble and recitals, have the meanings provided in the Loan Agreement.

     1.2.     UCC Definitions. Unless otherwise defined herein or in the Loan Agreement or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings, as such meanings may be amended from time to time.

ARTICLE II
SECURITY INTEREST

     2.1.     Grant of Security Interest. The Guarantor hereby assigns, pledges, hypothecates, charges, mortgages, delivers, and transfers to the Secured Party, and hereby grant to the Secured Party, a continuing security interest in all of the Guarantor’s right, title and interest in, to and under the personal property, whether now or hereafter existing, owned or acquired by the Guarantor (the “Collateral”), including:

(a)	Accounts,

(b)	Books,

(c)	Chattel Paper,

(d)	DDAs,

(e)	Documents,

(f)	General Intangibles (including, without limitation, all of Guarantor’s rights under any contracts),

(g)	Goods (including, without limitation, Inventory and Equipment),

(h)	Instruments,

(i)	Investment Property,

(j)	Letter-of-Credit Rights,

(k)	Negotiable Collateral,

(l)	Commercial Tort Claims,

(m)	money or other assets of the Guarantor that now or hereafter come into the possession, custody, or control of any member of the Lender Group, and

(n)	any and all proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the foregoing, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

     2.2.     Security for Obligations. This Agreement and the Collateral in which the Secured Party is granted a security interest in and to hereunder secures the Borrower’s prompt, punctual and faithful repayment of the Obligations in accordance with the terms and conditions of the Loan Agreement and the other Loan Documents and the Borrower’s prompt performance of each of its covenants and duties under the Loan Agreement and the other Loan Documents (collectively, the “Guaranteed Obligations”).

     2.3.     Guarantor Remains Liable. Anything herein to the contrary notwithstanding,

               (a)     the Guarantor will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein and will perform all of its duties and obligations under such contracts and agreements to the same extent as if this Agreement had not been executed;

               (b)     the exercise by the Secured Party of any of its rights hereunder will not release the Guarantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

               (c)     the Secured Party will not be obligated or liable under any contracts or agreements included in the Collateral by reason of this Agreement, nor will the Secured Party be obligated to perform any of the obligations or duties of the Guarantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

     2.4.     Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall:

               (a)     remain in full force and effect until the date on which the Guaranteed Obligations shall have been finally, indefeasibly paid in full (other than contingent indemnification obligations for which neither the Agent nor the Lenders have made a claim) and the Lender Group’s obligation to make the Loans under the Loan Agreement shall have been terminated (the “Maturity Date”);

               (b)     be binding upon the Guarantor, its successors, transferees and assigns; and

               (c)     inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of the Secured Party.

ARTICLE III
GUARANTY PROVISIONS

     3.1.     Guaranty. The Guarantor hereby absolutely, unconditionally and irrevocably:

               (a)     guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Guaranteed Obligations of the Borrower now or hereafter existing, whether for principal, interest (including interest accruing at the then applicable rate provided in the Loan Agreement after the occurrence of any Default set forth in the Loan Agreement, whether or not a claim for post-filing or post-petition interest is allowed under applicable law following the institution of a proceeding under bankruptcy, insolvency or similar laws), fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)); and

               (b)     indemnifies and holds harmless the Secured Party for any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Secured Party in enforcing any rights under this Guaranty;

provided, however, that the Guarantor shall only be liable under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Agreement constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that the Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Loan Party or any other Person before or as a condition to the obligations of the Guarantor hereunder.

     3.2.     Reinstatement, etc. The Guarantor hereby agrees that this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is invalidated, declared to be fraudulent or preferential, set aside, rescinded or must otherwise be restored by the Secured Party, including upon the occurrence of any Default or Event of Default or otherwise, all as though such payment had not been made.

     3.3.     Guaranty Absolute, etc. This Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Maturity Date. The Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of each Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Secured Party with respect thereto. The liability of the Guarantor under this Agreement shall be absolute, unconditional and irrevocable irrespective of:

               (a)     any lack of validity, legality or enforceability of any other Loan Document;

               (b)     the failure of the Secured Party to assert any claim or demand or to enforce any right or remedy against any party to the Loan Agreement or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or to exercise any right or remedy against any other guarantor (including the Guarantor) of, or collateral securing, any Guaranteed Obligations;

               (c)     any change in the time, manner or place of payment of, or in any other term of, all or any part of the Guaranteed Obligations, or any other extension, compromise or renewal of any Guaranteed Obligation;

               (d)     any reduction, limitation, impairment or termination of any Guaranteed Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense (other than payment) or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, any Guaranteed Obligations (other than the payment and performance in full of the Guaranteed Obligations) or otherwise;

               (e)     any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

               (f)     any addition, exchange or release of any collateral or of the Guarantor of the Guaranteed Obligations, or any surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Secured Party securing any of the Guaranteed Obligations; or

               (g)     any other circumstance (other than payment) which might otherwise constitute a defense available to, or a legal or equitable discharge of, any party to the Loan Agreement, any surety or any guarantor.

     3.4.     Setoff. The Guarantor hereby irrevocably authorizes the Secured Party, without the requirement that any notice be given to the Guarantor (such notice being expressly waived by the Guarantor), upon the occurrence and during the continuance of any Event of Default to set-off and appropriate and apply to the payment of the Guaranteed Obligations (whether or not then due, and whether or not the Secured Party has made any demand for payment of the Guaranteed Obligations), any and all balances, claims, credits, deposits (general or special, time or demand, provisional or final), accounts or money of the Guarantor then or thereafter maintained with the Secured Party and apply the same pursuant to the Loan Agreement. The Secured Party agrees to notify the Guarantor and the Secured Party after any such setoff and application made by the Secured Party; provided, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which the Secured Party may have.

     3.5.     Waiver, etc. Except as otherwise set forth herein, Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any party to the Loan Agreement or any other Person (including any other guarantor) or entity or any collateral securing the Guaranteed Obligations, as the case may be. Without limiting the generality of the foregoing, the Guarantor waives (i) all rights and benefits of any applicable law purporting to reduce a guarantor’s obligations in proportion to the obligation of the principal or providing that the obligation of a surety or guarantor must neither be larger nor in any other respects more burdensome than that of the principal; (ii) the benefit of any statute of limitations affecting the Guaranteed Obligations or the Guarantor’s liabilities hereunder or under any law now or hereafter applicable hereto; (iii) any protection afforded pursuant to the antideficiency or other laws of the State of California or any other state limiting or discharging a Borrower’s indebtedness.

     3.6.     Subordination of Claims of Guarantor; Waiver of Subrogation and Certain Other Rights. Any claims against the Borrowers to which the Guarantor may be or become entitled (including, without limitation, claims by subrogation or otherwise by reason of any payment or performance by the Guarantor in satisfaction and discharge, in whole or in part, of his obligations under this Agreement) shall be and hereby are made subject and subordinate to the prior payment in full in cash of the Guaranteed Obligations (other than contingent indemnification obligations for which neither the Agent nor the Lenders have made a claim). WITHOUT LIMITING THE FOREGOING, THE GUARANTOR WAIVES ANY AND ALL RIGHTS OF SUBROGATION, INDEMNITY, CONTRIBUTION OR REIMBURSEMENT, AND ANY AND ALL BENEFITS OF AND RIGHT TO ENFORCE ANY POWER, RIGHT OR REMEDY THAT THE SECURED PARTY MAY NOW OR HEREAFTER HAVE IN RESPECT OF THE GUARANTEED OBLIGATIONS AGAINST THE BORROWER, THE GUARANTOR OR ANY OTHER OBLIGOR, ANY AND ALL BENEFITS OF AND RIGHTS TO PARTICIPATE IN ANY COLLATERAL, NOW OR HEREAFTER HELD BY THE SECURED PARTY, AND ANY AND ALL OTHER RIGHTS AND CLAIMS (AS DEFINED IN THE BANKRUPTCY CODE) THE GUARANTOR MAY HAVE AGAINST THE SECURED PARTY OR THE BORROWER OR ANY OTHER OBLIGOR, UNDER APPLICABLE LAW OR OTHERWISE, AT LAW OR IN EQUITY, BY REASON OF ANY PAYMENT HEREUNDER OR OTHERWISE, UNLESS AND UNTIL THE GUARANTEED OBLIGATIONS SHALL HAVE BEEN PAID IN FULL IN CASH. Without limitation, the Guarantor shall exercise no voting rights, shall file no claim, shall waive any election pursuant to Section 1111(b) of the Bankruptcy Code and shall not participate or appear in any bankruptcy or insolvency case involving the Borrower with respect to the Guaranteed Obligations unless and until all the Guaranteed Obligations shall have been paid in full in cash. If, notwithstanding the foregoing, any amount shall be paid to the Guarantor on account of any such rights at any time, such amount shall be held in trust for the benefit of the Secured Party and shall forthwith be paid to the Secured Party to be held as collateral for or credited and applied in reduction of the Obligations (other than contingent indemnification obligations for which neither the Agent nor the Lenders have made a claim) in accordance with the terms of the Loan Agreement.

     3.7.     Payments; Application. The Guarantor hereby agrees with the Secured Party that (a) all payments made hereunder shall be applied upon receipt as set forth in Section 2.4(b) of the Loan Agreement and (b) all payments made by the Guarantor hereunder will be made in Dollars to the Secured Party, without set-off, counterclaim or other defense (other than payment) and in accordance with the Loan Agreement, free and clear of and without deduction for any taxes owed by the Guarantor, the Guarantor hereby agreeing to comply with and be bound by the provisions of the Loan Agreement in respect of all payments made by it hereunder and the provisions of which Sections are hereby incorporated into and made a part of this Agreement by this reference as if set forth herein; provided, that references to the “Borrower” in such Sections shall be deemed to be references to the Guarantor, and references to “this Agreement” in such Sections shall be deemed to be references to this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

     In order to induce the Secured Party to enter into the Loan Agreement and make Loans thereunder, the Guarantor represents and warrants to the Secured Party as set forth below.

     4.1.     Validity, etc. This Agreement creates a valid security interest in the Collateral securing the payment of the Guaranteed Obligations. The Guarantor acknowledges that the

Secured Party intends to or have filed or caused to be filed all statements in the appropriate offices therefor and has taken all of the actions necessary to create perfected first-priority security interests in any Collateral in which a security interest may be perfected by the filing of a financing statement. This Agreement constitutes the legal, valid and binding obligations of Guarantor, enforceable against Guarantor in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors’ rights generally. The representations and warranties made in this Section are made as of, and relate solely to, the Closing Date.

     4.2.     Financial Statements. The financial statements that have heretofore been submitted by the Guarantor (or by the Borrower on the Guarantor’s behalf) to the Secured Party in connection herewith fairly present the financial condition of the Guarantor for the dates and periods covered thereby. Since the date of each such financial statement there has occurred no event or condition which could reasonably be expected to have a “Material Adverse Effect” on the Guarantor’s financial condition. As used herein, Material Adverse Effect shall mean any event, matter or condition which could reasonably be expected to have a material adverse effect on (x) the financial condition or assets of the Guarantor or (y) the Guarantor’s ability to pay and perform its obligations under this Agreement in accordance with the terms thereof. The representations and warranties made in this Section are made as of, and relate solely to, the Closing Date.

     4.3.     Litigation; Compliance with Laws. There are no actions or proceedings pending by or against Guarantor before any court or administrative agency and Guarantor does not have knowledge or belief of any threatened or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Guarantor. Guarantor is not in default under any applicable law or any material contractual obligation to which Guarantor is a party or by which its properties are bound. The Guarantor is in material compliance with the requirements of all applicable laws, rules and regulations, the non-compliance with any of which could reasonably be expected to materially adversely affect the value of the Collateral. The representations and warranties made in this Section are made as of, and relate solely to, the Closing Date.

     4.4.     Taxes. The Guarantor has filed all federal and state income tax returns and all other tax returns required to be filed by it and has paid all taxes shown to be due on the returns so filed as well as all other taxes, assessments and governmental charges that have become due. The Guarantor does not know of any proposed, asserted or assessed tax deficiency against it. The representations and warranties made in this Section are made as of, and relate solely to, the Closing Date.

     4.5.     Ownership, No Liens, etc. The Guarantor owns its Collateral free and clear of any Lien. No effective financing statement or other filing similar in effect covering any Collateral is on file in any recording office, except those filed in favor of the Secured Party relating to this Agreement. The Guarantor has good title to, or valid and subsisting leasehold interests in, all of the property, whether real or personal, reflected in its financial statements. The representations and warranties made in this Section are made as of, and relate solely to, the Closing Date.

     4.6.     Indebtedness. Except as set forth herein, the Guarantor has not guaranteed any liabilities or Indebtedness of the Borrowers or of any other Person, and covenants that it will not, after the date hereof, execute any such guaranty. The representations and warranties made in this Section are made as of, and relate solely to, the Closing Date.

     4.7.     Authorization, Approval, etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than in connection with the perfection of the Liens hereof) is required either

               (a)     for the grant by the Guarantor of the security interest granted hereby, the pledge by the Guarantor of any Collateral pursuant hereto or for the execution, delivery and performance of this Agreement by the Guarantor; or

               (b)     for the exercise by the Secured Party of the voting or other rights provided for in this Agreement.

The representations and warranties made in this Section are made as of, and relate solely to, the Closing Date.

     4.8.     Best Interests. It is in the best interests of the Guarantor to execute this Agreement inasmuch as the Guarantor will, as a result of having 100% of its Stock owned by Borrower, derive substantial direct and indirect benefits from the Loans made from time to time to the Borrower by the Secured Party. The Guarantor agrees that the Secured Party is relying on this representation in agreeing to make Loans to the Borrower. The representations and warranties made in this Section are made as of, and relate solely to, the Closing Date.

     4.9.     Review of Loan Documents. The Guarantor hereby acknowledges that it has reviewed and caused its counsel to review copies of, and is fully familiar with, this Agreement, the Loan Agreement and each of the other Loan Documents executed and delivered by the Borrower or the Guarantor. The Guarantor warrants and agrees that each representation, warranty and waiver set forth in this Guaranty is made with the Guarantor having full knowledge of its significance and consequences and after having consulted with counsel of its own choosing and that, under the circumstances, each such waiver is in the best interest of the Guarantor in furtherance of its business plan and is reasonable. The representations and warranties made in this Section are made as of, and relate solely to, the Closing Date.

     4.10.     Loan Agreement Event of Default. The Guarantor acknowledges and agrees that any material breach of any representation, warranty or covenant of the Guarantor in this Agreement shall constitute an Event of Default under the Loan Agreement and under each of the other Loan Documents.

ARTICLE V
COVENANTS

     The Guarantor covenants and agrees that, from the date hereof until the Maturity Date, the Guarantor will perform, comply with and be bound by the obligations set forth below.

     5.1.     Further Assurances, etc. Guarantor, from time to time and at its own expense, will promptly execute and deliver all further documents and instruments, and take all further action, that may be necessary to protect, preserve and perfect any security interest granted or purported to be granted hereby. Without limiting the generality of the foregoing, Guarantor will:

               (a)     enter into control agreements, and otherwise cause the Secured Party to obtain control over such items of Collateral as the Secured Party may reasonably request in writing;

               (b)     furnish to the Secured Party, from time to time at the Secured Party’s reasonable request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral, all in reasonable detail.

     5.2.     Authorization to File. With respect to the foregoing and the grant of the security interest hereunder, the Guarantor hereby authorizes the Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of the Guarantor where permitted by law to perfect the Secured Party’s security interest therein.

ARTICLE VI
THE SECURED PARTY

     6.1.     Secured Party Appointed Attorney-in-Fact. The Guarantor hereby irrevocably appoints the Secured Party its attorney-in-fact, with full authority in the place and stead of the Guarantor and in the name of the Guarantor or otherwise, from time to time in the Secured Party’s discretion, following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument which the Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

               (a)     to ask, demand, collect, sue for, recover, compromise, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

               (b)     to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with clause (a) above;

               (c)     to file any claims or take any action or institute any proceedings which the Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Secured Party with respect to any of the Collateral; and

               (d)     to perform the affirmative obligations of the Guarantor hereunder.

The Guarantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section is irrevocable and coupled with an interest.

     6.2.     Secured Party May Perform. If the Guarantor fails to perform any agreement contained herein, the Secured Party may themselves perform, or cause performance of, such agreement, and the reasonable expenses of the Secured Party incurred in connection therewith shall be payable by the Guarantor pursuant to Section 7.4.

     6.3.     Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect their interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of any of the Collateral, if it takes such action for that purpose as it takes with their own similar property or as the Guarantor reasonably requests in writing at times other than upon the occurrence and during the continuance of any Event of Default, but failure of the Secured Party to comply with any such request at any time shall not in itself be deemed a failure to exercise reasonable care.

ARTICLE VII
REMEDIES

     7.1.     Certain Remedies. If any Event of Default shall have occurred and be continuing:

               (a)     the Secured Party may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a Secured Party on default under the UCC (whether or not the Code applies to the affected Collateral) and also may require the Guarantor to, and the Guarantor hereby agrees that it will, at its expense and upon the written request of the Secured Party promptly, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both Party, and without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable. The Secured Party will give the Guarantor at least ten (10) days’ prior written notice at the address of the Guarantor specified in Section 8.4 hereof of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. Any such notice shall be deemed to meet any requirement hereunder or under any applicable law (including the UCC) that reasonable notification be given of the time and place of such sale or other disposition. All such sales shall be conducted in a commercially reasonable manner and shall be at such commercially reasonable price or prices as the Secured Party shall deem best and either for cash or on credit or for future delivery (without assuming any responsibility for credit risk). The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Secured Party against all or any part of the Guaranteed Obligations as set forth in Section 3.7.

               (b)     The Secured Party may transfer all or any part of the Collateral into the name of the Secured Party or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder, notify the party obligated on any of the Collateral to make payment to the Secured Party of any amount due or to become due thereunder, enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto, endorse any checks, drafts, or other writings in the Guarantor’s name to allow collection of the Collateral, take control of any proceeds of the Collateral, and execute (in the name, place and stead of the Guarantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

     7.2.     Waiver. The Guarantor agrees, to the full extent that it may lawfully so agree, that neither it nor anyone claiming through or under it will set up, claim or seek to take advantage of any appraisement, valuation, stay, extension or redemption law now or hereafter in force in any locality where any property subject to the Lien hereof may be situated, in order to prevent, hinder or delay the enforcement or foreclosure of this Agreement, or the absolute sale of the Collateral or any part thereof, or the final and absolute putting into possession thereof, immediately after such sale, of the purchaser thereof and the Guarantor, for itself and all who may at any time claim through or under it, hereby waives, to the full extent that it may be lawful so to do, the benefit of all such laws, and any and all right to have any of the properties or assets comprising the Collateral marshaled upon any such sale, and agrees that, subject to the terms of this Agreement, the Secured Party, or any court having jurisdiction to foreclose the Lien hereof, may sell the Collateral as an entirety or in such parcels as it may determine.

     7.3.     Compliance with Restrictions. The Guarantor agrees that

               (a)     in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Secured Party are hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and

               (b)     such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Secured Party be liable nor accountable to the Guarantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.

     7.4.     Protection of Collateral. The Secured Party may from time to time, at its option, perform any act which the Guarantor fails to perform after being requested in writing so to perform within the time period requested by the Secured Party (it being understood that no such request need be given after the occurrence and during the continuance of an Event of Default) and the Secured Party may from time to time take any other action which the Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

     8.1.     Loan Document. This Agreement is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.

     8.2.     Binding on Successors, Transferees and Assigns; Assignment. This Agreement shall remain in full force and effect until the Maturity Date has occurred, shall be binding upon the Guarantor and its successors, transferees and assigns and shall inure to the benefit of and be enforceable by the Secured Party and their successors, transferees and assigns, in each case as permitted by the Loan Agreement; provided, however, that the Guarantor may not assign any of its obligations hereunder without the prior written consent of the Secured Party.

     8.3.     Amendments, etc. No amendment to or waiver of any provision of this Agreement, nor consent to any departure by the Guarantor from its obligations under this Agreement, shall in any event be effective unless the same shall be in writing and signed by the Secured Party and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     8.4.     Notices. All notices and other communications to the Guarantor or to the Secured Party shall be in writing and shall be personally delivered or mailed by telegraphic, telex or facsimile transmission, reputable overnight courier or first class mail, postage prepaid, as follows:

If to the Guarantor:	PARTY CITY MICHIGAN, INC.
400 Commons Way
Rockaway, NJ 07866
Attn: Linda M. Siluk
Fax: [ ]

With copies to:	LATHAM & WATKINS
885 Third Avenue
Suite 1000
New York, NY 10022-4802
Attn: Steven Della Rocca
Fax No.: (212)751-4864

If to the
Secured Party:	WELLS FARGO RETAIL FINANCE, LLC
One Boston Place, 18th Floor
Boston, MA 02108
Attn: [Applicable Account Officer]
Fax No. (617) 523-4029

with copies to:	CHOATE, HALL & STEWART
Exchange Place
53 State Street
Boston, MA 02109
Attn: Peter M. Palladino, P.C.
Fax No. (617) 248-4000

     8.5.     Release of Liens. On the Maturity Date, the security interests granted herein shall automatically terminate with respect to all Collateral. At such time, the Secured Party will, at the Guarantor’s expense, deliver to the Guarantor, without any representations, warranties or recourse of any kind whatsoever, all Collateral held by the Secured Party hereunder, and execute and deliver to the Guarantor such documents as the Guarantor shall reasonably request to evidence such termination.

     8.6.     No Waiver; Remedies. No failure on the part of the Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     8.7.     Section Captions. Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

     8.8.     Severability. Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     8.9.     Governing Law, Entire Agreement, etc. THIS AGREEMENT WILL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

     8.10.     Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as a document under seal as of the date first above written.

PARTY CITY MICHIGAN, INC.

By:	/s/ Linda M. Siluk

Name: Linda M. Siluk
Title: Chief Financial Officer

WELLS FARGO RETAIL FINANCE, LLC, as Agent

By:	/s/ David Molinario

David Molinario
Vice President

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